Centrue Financial Corporation Announces 2011 Fourth Quarter Earnings

ST. LOUIS, MO -- (Marketwire - March 15, 2012) - Centrue Financial Corporation (the "Company" or "Centrue") (OTCQB: TRUE) (PINKSHEETS: TRUE)

Highlights

  Earnings: Fourth quarter of 2011 net income was $0.1 million compared to a net loss of $39.2 million for the fourth quarter of 2010 and a net loss of $4.7 million for the third quarter of 2011.
  Risk-Based Capital Ratios: At December 31, 2011 unit Centrue Bank was considered "well-capitalized." Centrue Bank total risk-based capital and Tier 1 leverage capital ratios were 10.28% and 6.06%. The Company was considered "adequately-capitalized" under regulatory defined capital ratios except for the Company's Tier 1 leverage ratio which was 3.74%. The Company total risk-based capital ratio was 9.03%.
  Credit Quality: Nonperforming assets declined $20.1 million from December 31, 2010 and $5.4 million from September 30, 2011. The allowance to total loans was 3.65%, a decrease from 4.37% at December 31, 2010 and 3.76% at September 30, 2011; the coverage ratio (allowance for loan losses to nonperforming loans) was 46.32%, an increase from 45.02% at December 31, 2010 and a decrease from 48.59% at September 30, 2011.
  Balance Sheet: Total assets equaled $968.0 million, representing decreases of $137.2 million, or 12.4%, from year-end 2010 and $41.0 million, or 4.1%, from September 30, 2011. Total loans equaled $582.4 million, representing decreases of $139.5 million, or 19.3%, from year-end 2010 and $38.1 million, or 6.1%, from September 30, 2011. Total deposits equaled $848.6 million, representing decreases of $82.5 million, or 8.9%, from year-end 2010 and $13.5 million, or 1.6%, from September 30, 2011.
  Net Interest Margin: The net interest margin was 3.09% for the fourth quarter 2011, representing an increase of 2 basis points from 3.07% reported in the fourth quarter of 2010 and a decrease of 5 basis points from 3.14% recorded in the third quarter of 2011.
  Liquidity: As part of its continued liquidity management efforts, the Company's cash and cash equivalents were $69.7 million at year-end, up from $63.3 million recorded at the previous quarter-end.
  Operations: Unit Centrue Bank completed the sale of its Champaign branch to Springfield, IL-based Marine Bank on November 18, 2011. Marine Bank assumed approximately $23.5 million of deposit liabilities related to the branch as well as $10.3 million of branch loans. The transaction generated a net gain on sale of $1.3 million.

ST. LOUIS, MO Centrue Financial Corporation (the "Company" or "Centrue") (OTCQB: TRUE) (PINKSHEETS: TRUE), parent company of Centrue Bank, reported fourth quarter net income of $0.1 million, or a loss of $0.08 per common diluted share, compared to a net loss of $39.2 million, or $6.56 per common diluted share in the fourth quarter of 2010 and a net loss of $4.7 million, or $0.87 per common diluted share in the third quarter of 2011. The results for the fourth quarter 2011 were impacted by a $1.3 million gain on sale of the Champaign branch, security gains of $0.8 million, a $1.5 million charge to the provision for loan losses and a $1.1 million non-cash valuation adjustment on OREO properties.

Credit costs continued to weigh on earnings in the fourth quarter 2011, as we recorded $1.5 million in provision for loan losses largely related to asset quality deterioration in the Company's land development, construction and commercial real estate portfolio. Also impacting earnings was a $1.1 million non-cash valuation adjustment to OREO, increased loan remediation costs, including collection expenses on nonperforming loans and expenses associated with maintaining foreclosed real estate. Positively contributing to earnings were gains on the sale of the Champaign branch and gains on sale of securities.

For the full year 2011, the Company reported a net loss of $10.6 million, or $2.08 per common diluted share as compared to a net loss of $65.8 million, or $11.20 per common diluted share for the same period in 2010. Results for 2011 were adversely impacted by $11.4 million in provision for loan losses, $6.8 million non-cash valuation adjustments to OREO, and $0.5 million decrease in mortgage banking income.

"This past year has been a period of transition and change for our organization on many fronts," remarked President & CEO Kurt R. Stevenson. "Despite reporting losses for 2011, the modest quarterly earnings mark what we hope to be an important shift in momentum. We ended the year with a continued focus on two critical objectives -- working through our asset quality challenges and increasing revenue. With the addition of several new commercial calling officers, a newly formed treasury management area and the expansion of our mortgage banking team, it is clear that we are back on the offense with our sales efforts as we focus on quality, relationship-oriented growth."

Securities

Total securities equaled $238.0 million, representing an increase of $8.1 million, or 3.5%, from year-end 2010 and a decrease of $7.2 million, or 2.9%, from September 30, 2011. During the fourth quarter of 2011, the Company evaluated its security portfolio and determined there was no other-than-temporary impairment loss. The full year impairment charges recorded were $0.5 million.

Loans

Total loans equaled $582.4 million, representing decreases of $139.5 million, or 19.3%, from year-end 2010 and $38.1 million, or 6.1%, from September 30, 2011. This decline was related to a combination of normal attrition, pay-downs, loan charge-offs, and transfers to OREO. Also contributing to the decrease was $10.3 million related to the sale of the Champaign branch. Due to economic conditions, we have also experienced a decrease in loan demand as many borrowers continue to reduce their debt.

Funding and Liquidity

Total deposits equaled $848.6 million, representing decreases of $82.5 million, or 8.9%, from year-end 2010 and $13.5 million, or 1.6%, from September 30, 2011. The net decrease during the fourth quarter of 2011 was largely concentrated in higher cost time deposits and partially related to a $23.5 million reduction related to the sale of the Champaign branch.

Due to continued uncertainty in the financial markets, we elected to maintain a higher level of liquidity during 2011. The Bank's overall liquidity position improved during the fourth quarter 2011, largely due to a reduction in the loan portfolio, net of gross charge-offs and transfers to OREO.

Credit Quality

The key credit quality metrics are as follows:

  The allowance for loan losses to total loans was 3.65% at December 31, 2011, compared to 4.37% at December 31, 2010 and 3.76% at September 30, 2011. Management evaluates the sufficiency of the allowance for loan losses based on the combined total of specific allocations, historical loss and qualitative components and believes that the allowance for loan losses represented probable incurred credit losses inherent in the loan portfolio at December 31, 2011.
  The provision for loan losses for the fourth quarter of 2011 was $1.5 million, down from $10.5 million recorded in the fourth quarter of 2010 and $2.4 million recorded in the third quarter of 2011. The fourth quarter 2011 provision level was driven by:
    Lowering levels of nonperforming loans and less new credits that migrated to nonperforming status;
    Declining trend in past due loans;
    Some stabilization of collateral values.
  Net loan charge-offs for the fourth quarter of 2011 were $3.6 million, or 0.59% of average loans, compared with $22.3 million, or 2.98% of average loans, for the fourth quarter of 2010 and $3.4 million, or 0.54% of average loans, for the third quarter of 2011. Loan charge-offs during the fourth quarter of 2011 were largely influenced by the credit performance of the Company's land development, construction and commercial real estate portfolio. These charge-offs reflect management's continuing efforts to align the carrying value of these assets with the value of underlying collateral based upon more aggressive disposition strategies and recognizing falling property values. Because these loans are collateralized by real estate, losses occur more frequently when property values are declining and borrowers are losing equity in the underlying collateral. Management believes we are recognizing losses in our portfolio through provisions and charge-offs as credit developments warrant.
  Nonperforming loans (nonaccrual, 90 days past due and troubled debt restructures) decreased to $45.8 million at December 31, 2011, from $70.0 million at December 31, 2010 and $48.0 million at September 30, 2011. The $2.2 million decrease from the third quarter of 2011 to the fourth quarter of 2011 was largely due to $3.6 million in charge-offs, net of recoveries. The $45.8 million recorded at December 31, 2011 included $38.7 million in nonaccrual loans and $7.1 million in troubled debt restructures. The level of nonperforming loans to end of period loans was 7.87% at December 31, 2011, compared to 9.70% at December 31, 2010 and 7.73% at September 30, 2011.
  Approximately 53.08% of total nonaccrual loans at December 31, 2011 were concentrated in land development and construction credits. The ratio of construction and land development loans to total loans decreased to 7.21% at December 31, 2011 from 9.98% at December 31, 2010 and increased from 7.13% at September 30, 2011.
  The coverage ratio (allowance for loan losses to nonperforming loans) was 46.32% at December 31, 2011, compared to 45.02% at December 31, 2010 and 48.59% at September 30, 2011.
  Other real estate owned ("OREO") was $29.7 million at December 31, 2011, as compared to $25.6 million at December 31, 2010 and $32.9 million at September 30, 2011. In the fourth quarter of 2011, management converted collateral securing problem loans to properties ready for disposition in the net amount of $3.9 million. Fourth quarter additions were offset by $6.0 million in dispositions that generated a net gain on sale of $0.1 million and $1.1 million in additional valuation adjustments, reflective of existing market conditions and more aggressive disposition strategies. A total of 46 properties were sold during 2011.
  Nonperforming assets (nonaccrual, 90 days past due, troubled debt restructures and OREO) decreased to $75.5 million at December 31, 2011, from $95.6 million at December 31, 2010 and $80.9 million at September 30, 2011. The $5.4 million decrease from the third quarter of 2011 to the fourth quarter of 2011 was largely due to $3.6 million in charge-offs, net of recoveries. The ratio of nonperforming assets to total assets was 7.80% at December 31, 2011, 8.65% at December 31, 2010, and 8.02% at September 30, 2011.

Net Interest Margin

The net interest margin was 3.09% for the fourth quarter of 2011, representing an increase of 2 basis points from 3.07% reported in the fourth quarter 2010 and a decrease of 5 basis points from 3.14% recorded in the third quarter of 2011. Centrue Bank's net interest margin was 3.27% for the fourth quarter, representing a 5 basis points increase from 3.22% in the fourth quarter of 2010 and a decrease of 4 basis points from 3.31% in the third quarter of 2011. The decrease in the fourth quarter 2011 net interest margin, as compared to the prior quarter, was primarily due to lower average volume of higher-yielding loans and increased premium amortization due to higher prepayments in the securities portfolio. Positively impacting the margin was a continued reduction in the Company's cost of interest-bearing liabilities due to maturity of higher rate time deposits and the decline in market interest rates. Due largely to the protracted economic downturn, the carrying cost of nonaccrual loans and the Company's interest rate sensitivity, the margin will likely remain under pressure throughout 2012.

Noninterest Income and Expense

Total noninterest income for the fourth quarter of 2011 was $4.6 million, an increase of $1.3 million, compared to $3.3 million reported in the same period in 2010. Excluding credit impairment charges on CDO securities and gains related to the sale of OREO and other assets from both periods, noninterest income decreased $0.7 million or 22.6%. This $0.7 million decrease was largely due to a decrease in mortgage banking income.

Total noninterest expense for the fourth quarter of 2011 was $9.7 million, a decrease of $16.8 million, compared to $26.5 million recorded during the same period in 2010. Excluding OREO valuation adjustments taken in both periods and the goodwill impairment taken in the fourth quarter of 2010, noninterest expense levels decreased $0.3 million, or 3.4%. This $0.3 million decrease was mainly due to a decrease in our FDIC insurance assessment.

Capital Management

As reflected in the following table, unit Centrue Bank was considered "well-capitalized" and the Company was considered "adequately-capitalized" under regulatory defined capital ratios as of December 31, 2011 except for the Company's Tier 1 leverage ratio which was 3.74%; 4.0% is the threshold for "adequately-capitalized."

                                   Centrue Financial       Centrue Bank
                                 --------------------  --------------------
                                  Dec 31,    Dec 31,    Dec 31,    Dec 31,
                                    2011       2010       2011       2010
                                 ---------  ---------  ---------  ---------
Carrying amounts ($millions):
  Total risk-based capital       $    61.2  $    76.5  $    68.6  $    78.2
  Tier 1 risk-based capital      $    37.2  $    58.0  $    60.1  $    67.8

Capital ratios:
  Total risk-based capital            9.03%      9.35%     10.28%      9.69%
  Tier 1 risk-based capital           5.49%      7.09%      9.01%      8.41%
  Tier 1 leverage ratio               3.74%      5.08%      6.06%      5.96%

The Company's regulatory capital ratios decreased since year-end 2010 largely as a result of net operating losses for the full-year 2011. The Bank's ratios improved during 2011 despite net operating losses as a result of lower total assets.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

  Unaudited Highlights
  Unaudited Consolidated Balance Sheets
  Unaudited Consolidated Statements of Income
  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Highlights
(In Thousands, Except Share Data)

                            Three Months Ended       Twelve Months Ended
                               December 31,              December 31,
                         -----------------------   -----------------------
                             2011        2010         2011         2010
                         -----------  ----------   ----------   ----------
Operating Highlights

  Net income (loss)      $        58  $  (39,215)  $  (10,572)  $  (65,803)
  Return on average
   total assets                 0.02%     (13.54)%      (1.01)%      (5.32)%
  Return on average
   stockholders' equity         0.71     (188.05)      (28.26)      (66.10)
  Net interest margin           3.09        3.07         3.11         2.85
  Efficiency ratio             89.03       75.83        82.88        81.05
  Bank net interest
   margin                       3.27        3.22         3.28         2.99
Per Share Data

  Diluted earnings
   (loss) per common
   share                 $     (0.08) $    (6.56)  $    (2.08)  $   (11.20)
  Book value per common
   share                 $     (0.10) $     1.61   $    (0.10)  $     1.61
  Tangible book value
   per common share      $     (0.97) $     0.57   $    (0.97)  $     0.57
  Diluted weighted
   average common
  shares outstanding       6,059,028   6,048,405    6,051,083    6,045,225
  Period end common
   shares outstanding      6,063,441   6,048,405    6,063,441    6,048,405

Stock Performance Data

  Market price:
    Quarter-end          $      0.30  $     0.98   $     0.30   $     0.98
      High               $      0.40  $     1.59   $     1.18   $     4.18
      Low                $      0.23  $     0.80   $     0.22   $     0.80
  Period end price to
   book value                     NM       60.87%          NM        60.87%
  Period end price to
   tangible book value            NM      171.93%          NM       171.93%

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands, Except Share Data)

                                                 December 31,  December 31,
                                                     2011          2010
                                                 ------------  ------------
ASSETS
  Cash and cash equivalents                      $     69,735  $     82,945
  Securities available-for-sale                       228,836       219,475
  Restricted securities                                 9,150        10,470
  Loans                                               582,395       721,871
  Allowance for loan losses                           (21,232)      (31,511)
                                                 ------------  ------------
    Net loans                                         561,163       690,360
  Bank-owned life insurance                            31,412        30,403
  Mortgage servicing rights                             2,089         2,425
  Premises and equipment, net                          23,754        25,687
  Other intangible assets, net                          5,264         6,293
  Other real estate owned                              29,667        25,564
  Other assets                                          6,914        11,540
                                                 ------------  ------------

    Total assets                                 $    967,984  $  1,105,162
                                                 ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
    Deposits
      Non-interest-bearing                       $    134,137  $    118,667
      Interest-bearing                                714,501       812,438
                                                 ------------  ------------
        Total deposits                                848,638       931,105
    Federal funds purchased and securities sold
     under agreements to repurchase                    18,036        16,188
    Federal Home Loan Bank advances                    23,058        71,059
    Notes payable                                      10,440        10,623
    Series B mandatory redeemable preferred
     stock                                                268           268
    Subordinated debentures                            20,620        20,620
    Other liabilities                                  14,355        12,378
                                                 ------------  ------------
      Total liabilities                               935,415     1,062,241

Stockholders' equity
    Series A convertible preferred stock                  500           500
    Series C cumulative perpetual preferred
     stock                                             31,429        30,810
    Common stock                                        7,454         7,454
    Surplus                                            74,558        74,721
    Retained earnings (accumulated deficit)           (60,064)      (46,861)
    Accumulated other comprehensive income
     (loss)                                               569        (1,589)
                                                 ------------  ------------
                                                       54,446        65,035
    Treasury stock, at cost                           (21,877)      (22,114)
                                                 ------------  ------------
      Total stockholders' equity                       32,569        42,921

        Total liabilities and stockholders'
         equity                                  $    967,984  $  1,105,162
                                                 ============  ============

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Share Data)

                               Three Months Ended      Twelve Months Ended
                                  December 31,            December 31,
                             ----------------------  ----------------------
                                2011        2010        2011        2010
                             ----------  ----------  ----------  ----------
Interest income
  Loans                      $    7,787  $    9,873  $   34,201  $   41,750
  Securities
    Taxable                         971       1,235       4,103       5,958
    Exempt from federal
     income taxes                   149         241         699       1,024
  Federal funds sold and
   other                             50          19         158         112
                             ----------  ----------  ----------  ----------
    Total interest income         8,957      11,368      39,161      48,844

Interest expense
  Deposits                        1,607       2,733       8,244      14,569
  Federal funds purchased
   and securities sold under
   agreements to repurchase          12           8          44          45
  Federal Home Loan Bank
   advances                         338         532       1,452       2,265
  Series B mandatory
   redeemable preferred
   stock                              4           4          16          16
  Subordinated debentures           286         267       1,107       1,050
  Notes payable                      92          92         362         371
                             ----------  ----------  ----------  ----------
    Total interest expense        2,339       3,636      11,225      18,316

Net interest income               6,618       7,732      27,936      30,528
Provision for loan losses         1,475      10,450      11,375      34,600
                             ----------  ----------  ----------  ----------

Net interest income (loss)
 after provision for loan
 losses                           5,143      (2,718)     16,561      (4,072)

Noninterest income
  Service charges                 1,116       1,330       4,599       5,264
  Mortgage banking income           271         693       1,321       1,807
  Electronic banking
   services                         528         529       2,172       2,057
  Bank-owned life insurance         254         265       1,009       1,038
  Securities gains, net             778         788       1,157       2,701
  Total other-than-temporary
   impairment losses                  -      (1,378)       (499)     (5,452)
  Portion of loss recognized
   in other comprehensive
   income (before taxes)              -         379           -         431
                             ----------  ----------  ----------  ----------
    Net impairment on
     securities                       -        (999)       (499)     (5,021)
  Gain (loss) on sale of
   OREO                              85         299          25         333
  Gain (loss) on sale of
   other assets                   1,285          47       1,332       1,695
  Other income                      244         311         819         944
                             ----------  ----------  ----------  ----------
                                  4,561       3,263      11,935      10,818
Noninterest expenses
  Salaries and employee
   benefits                       3,529       3,530      14,127      14,549
  Occupancy, net                    723         822       2,859       3,200
  Furniture and equipment           407         467       1,674       2,152
  Marketing                          83          70         266         350
  Supplies and printing              81          97         289         399
  Telephone                         273         215         910         782
  Data processing                   408         400       1,528       1,567
  FDIC insurance                    527         823       2,524       3,372
  Loan processing and
   collection costs                 537         645       2,134       2,434
  Goodwill impairment                 -      15,880           -      15,880
  OREO valuation adjustment       1,065       1,727       6,835       4,092
  Amortization of intangible
   assets                           240         291       1,029       1,258
  Other expenses                  1,787       1,547       6,259       5,854
                             ----------  ----------  ----------  ----------
                                  9,660      26,514      40,434      55,889

Income (loss) before income
 taxes                               44     (25,969)    (11,938)    (49,143)
Income tax expense (benefit)        (14)     13,246      (1,366)     16,660
                             ----------  ----------  ----------  ----------
Net income (loss)            $       58  $  (39,215) $  (10,572) $  (65,803)
Preferred stock dividends           512         489       2,012       1,924
                             ----------  ----------  ----------  ----------
Net income (loss) for common
 stockholders                $     (454) $  (39,704) $  (12,584) $  (67,727)
                             ==========  ==========  ==========  ==========

Basic earnings (loss) per
 common share                $    (0.08) $    (6.56) $    (2.08) $   (11.20)
                             ==========  ==========  ==========  ==========
Diluted earnings (loss) per
 common share                $    (0.08) $    (6.56) $    (2.08) $   (11.20)
                             ==========  ==========  ==========  ==========

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Share Data)

                                      Quarters Ended
                ----------------------------------------------------------
                 12/31/11     9/30/11     6/30/11     3/31/11    12/31/10
                ----------  ----------  ----------  ----------  ----------
Statement of
 Income
 Interest
  income        $    8,957  $    9,542  $   10,138  $   10,524  $   11,368
 Interest
  expense           (2,339)     (2,665)     (2,947)     (3,274)     (3,636)
                ----------  ----------  ----------  ----------  ----------
 Net interest
  income             6,618       6,877       7,191       7,250       7,732
 Provision for
  loan losses        1,475       2,400       3,250       4,250      10,450
                ----------  ----------  ----------  ----------  ----------
 Net interest
  income (loss)
  after
  provision for
  loan losses        5,143       4,477       3,941       3,000      (2,718)
 Noninterest
  income             4,561       2,566       2,684       2,124       3,263
 Noninterest
  expense            9,660      12,397       9,577       8,800      26,514
                ----------  ----------  ----------  ----------  ----------
 Income (loss)
  before income
  taxes                 44      (5,354)     (2,952)     (3,676)    (25,969)
 Income tax
  expense
  (benefit)            (14)       (606)       (528)       (218)     13,246
                ==========  ==========  ==========  ==========  ==========
 Net income
  (loss)        $       58  $   (4,748) $   (2,424) $   (3,458) $  (39,215)
                ==========  ==========  ==========  ==========  ==========
 Net income
  (loss) for
  common
  stockholders  $     (454) $   (5,253) $   (2,925) $   (3,952) $  (39,704)
                ==========  ==========  ==========  ==========  ==========

Per Share
 Basic earnings
  (loss) per
  common share  $    (0.08) $    (0.87) $    (0.48) $    (0.65) $    (6.56)
 Diluted
  earnings
  (loss) per
  common share       (0.08)      (0.87)      (0.48)      (0.65)      (6.56)
 Cash dividends
  on common
  stock                 NM          NM          NM          NM          NM
 Dividend
  payout ratio
  for common
  stock                 NM          NM          NM          NM          NM
 Book value per
  common share  $    (0.10) $    (0.03) $     0.73  $     1.09  $     1.61
 Tangible book
  value per
  common share       (0.97)      (0.94)      (0.23)       0.10        0.57
 Basic weighted
  average
  common shares
  outstanding    6,059,028   6,048,405   6,048,405   6,048,405   6,048,405
 Diluted
  weighted
  average
  common shares
  outstanding    6,059,028   6,048,405   6,048,405   6,048,405   6,048,405
 Period-end
  common shares
  outstanding    6,063,441   6,048,405   6,048,405   6,048,405   6,048,405

Balance Sheet
 Securities     $  237,986  $  245,236  $  230,317  $  244,923  $  229,945
 Loans             582,395     620,450     660,882     710,529     721,871
 Allowance for
  loan losses       21,232      23,314      24,358      29,089      31,511
 Assets            967,984   1,008,953   1,022,256   1,073,836   1,105,162
 Deposits          848,638     862,117     866,037     922,483     931,105
 Stockholders'
  equity            32,569      32,961      37,561      39,766      42,921

Earnings
 Performance
 Return on
  average total
  assets              0.02%      (1.85)%     (0.92)%     (1.28)%    (13.54)%
 Return on
  average
  stockholders'
  equity              0.71      (50.99)     (25.19)     (33.49)    (188.05)
 Net interest
  margin              3.09        3.14        3.13        3.09        3.07
 Efficiency
  ratio (1)          89.03       78.00       81.82       83.02       75.83

Asset Quality
 Nonperforming
  assets to
  total end of
  period assets       7.80%       8.02%       8.56%       8.60%       8.65%
 Nonperforming
  loans to
  total end of
  period loans        7.87        7.73        7.86        8.97        9.70
 Net loan
  charge-offs
  to total
  average loans       0.59        0.54        1.16        0.91        2.98
 Allowance for
  loan losses
  to total end
  of period
  loans               3.65        3.76        3.69        4.09        4.37
 Allowance for
  loan losses
  to
  nonperforming
  loans              46.32       48.59       46.92       45.64       45.02
 Nonperforming
  loans         $   45,835  $   47,982  $   51,915  $   63,731  $   69,990
 Nonperforming
  assets            75,502      80,894      87,533      92,312      95,554
 Net loan
  charge-offs        3,557       3,445       7,981       6,672      22,329

Capital
 Total risk-
  based capital
  ratio               9.03%       8.51%       8.78%       8.99%       9.35%
 Tier 1 risk-
  based capital
  ratio               5.49        5.15        5.75        5.92        7.09
 Tier 1
  leverage
  ratio               3.74        3.70        4.23        4.17        5.08

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.
NM  Not meaningful.

Contact:
Kurt R. Stevenson
President and
Chief Executive Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com

Daniel R. Kadolph
Chief Financial Officer
Centrue Financial Corporation
daniel.kadolph@centrue.com